                                                  EX-99.B(d)tgtimafees

              EXHIBIT A TO INVESTMENT MANAGEMENT AGREEMENT

                         W&R TARGET FUNDS, INC.

                              FEE SCHEDULE
A cash fee computed each day on net asset value for each Portfolio at the annual rates listed below*:
Asset Strategy Portfolio

Net Assets                              Fee

Up to $1 billion                        0.70%
Over $1 billion and up to $2 billion    0.65%
Over $2 billion and up to $3 billion    0.60%
Over $3 billion                         0.55%

Balanced Portfolio
Net Assets                              Fee

Up to $1 billion                        0.70%
Over $1 billion and up to $2 billion    0.65%
Over $2 billion and up to $3 billion    0.60%
Over $3 billion                         0.55%

Bond Portfolio
Net Assets                              Fee

Up to $500 million                      0.525%
Over $500 million and up to $1 billion  0.50%
Over $1 billion and up to $1.5 billion  0.45%
Over $1.5 billion                       0.40%

Growth Portfolio
Net Assets                              Fee

Up to $1 billion                        0.70%
Over $1 billion and up to $2 billion    0.65%
Over $2 billion and up to $3 billion    0.60%
Over $3 billion                         0.55%

High Income Portfolio
Net Assets                              Fee

Up to $500 million                      0.625%
Over $500 million and up to $1 billion  0.60%
Over $1 billion and up to $1.5 billion  0.55%
Over $1.5 billion                       0.50%

Core Equity Portfolio

Net Assets                              Fee

Up to $1 billion                        0.70%
Over $1 billion and up to $2 billion    0.65%
Over $2 billion and up to $3 billion    0.60%
Over $3 billion                         0.55%

International Portfolio
Net Assets                              Fee

Up to $1 billion                        0.85%
Over $1 billion and up to $2 billion    0.83%
Over $2 billion and up to $3 billion    0.80%
Over $3 billion                         0.76%

Limited-Term Bond Portfolio
Net Assets                              Fee

Up to $500 million                      0.50%
Over $500 million and up to $1 billion  0.45%
Over $1 billion and up to $1.5 billion  0.40%
Over $1.5 billion                       0.35%

Money Market Portfolio
A cash fee computed each day on net asset values for the Portfolio at the annual rate of 0.40% of net assets.

Science & Technology Portfolio
Net Assets                              Fee

Up to $1 billion                        0.85%
Over $1 billion and up to $2 billion    0.83%
Over $2 billion and up to $3 billion    O.80%
Over $3 billion                         0.76%

Small Cap Portfolio
Net Assets                              Fee

Up to $1 billion                        0.85%
Over $1 billion and up to $2 billion    0.83%
Over $2 billion and up to $3 billion    0.80%
Over $3 billion                         0.76%

Value Portfolio
Net Assets                              Fee

Up to $1 billion                        0.70%
Over $1 billion and up to $2 billion    0.65%
Over $2 billion and up to $3 billion    0.60%
Over $3 billion                         0.55%

*If a Portfolio's net assets are less than $25 million, Waddell & Reed
Investment Management Company has agreed to voluntarily waive the management fee, subject to its right to change or modify this waiver.
As Amended and Effective February 14, 2001.